Exhibit 99.1

Aeluros, Inc.

Financial Statements

As of December 31, 2005 and 2006 and June 30, 2007 (unaudited),

for the year ended December 31, 2005 and 2006, and for the six months ended June 30, 2006

(unaudited) and 2007 (unaudited)

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors

and Stockholders of

Aeluros, Inc.

We have audited the accompanying balance sheets of Aeluros, Inc. as of December 31, 2005 and 2006, and the related statements of operations, of redeemable convertible preferred stock and stockholders’ deficit and of cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aeluros, Inc. as of December 31, 2005 and 2006, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MOHLER, NIXON & WILLIAMS

Accountancy Corporation

Campbell, California

October 15, 2007

AELUROS, INC.

Balance sheets

	December 31,		June 30,
	2005	2006	2007
			(Unaudited)
Assets
Cash and cash equivalents	$3,876,695	$7,983,123	$4,503,474
Accounts receivable	95,530	1,189,148	1,251,125
Inventories	176,415	359,571	109,644
Prepaid expenses and other	340,413	378,983	376,128

Total current assets	4,489,053	9,910,825	6,240,371
Property and equipment, net	311,986	847,749	1,215,458

Total assets	$4,801,039	$10,758,574	$7,455,829

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Accounts payable	$325,487	$921,168	$550,649
Accrued employee compensation and benefits	183,257	233,564	253,145
Current portion of notes payable	722,256	1,086,136	1,155,002
Deferred revenue	2,000,000	1,200,000	1,005,000
Other accrued expenses	52,724	83,962	45,862
Current portion of capital lease obligations	34,037

Total current liabilities	3,317,761	3,524,830	3,009,658
Notes payable, less current portion	2,217,876	1,111,528	510,599

Total liabilities	5,535,637	4,636,358	3,520,257

Commitments
Redeemable convertible preferred stock, $0.001 par value:
Series A, 21,274,342 shares authorized; 21,024,342 shares issued and outstanding at December 31, 2005 and 2006, and June 30, 2007 (unaudited) (liquidation preference of $10,365,000)	10,302,374	10,302,374	10,302,374
Series B, 49,077,490 shares authorized; 36,900,369 shares issued and outstanding at December 31, 2005 and 2006, and June 30, 2007 (unaudited) (liquidation preference of $10,000,000)	9,885,675	9,885,675	9,885,675
Series C, 25,345,897 shares authorized; 23,083,571 shares issued and outstanding at December 31, 2006 and June 30, 2007 (unaudited) (liquidation preference of $8,010,000)		7,901,354	7,901,354

Total redeemable convertible preferred stock	20,188,049	28,089,403	28,089,403

Stockholders’ deficit
Common stock, $0.0001 par value; 143,332,436 shares authorized; 10,714,415, 13,044,684 and 14,294,975 shares issued and outstanding at December 31, 2005 and 2006, and June 30, 2007 (unaudited), respectively	1,071	1,303	1,430
Additional paid-in capital	216,128	344,464	424,364
Accumulated deficit	(21,139,846)	(22,312,954)	(24,579,625)

Total stockholders’ deficit	(20,922,647)	(21,967,187)	(24,153,831)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$4,801,039	$10,758,574	$7,455,829

See notes to financial statements.

AELUROS, INC.

Statements of operations

	Years ended December 31,		Six months ended June 30,
	2005	2006	2006	2007
			(Unaudited)	(Unaudited)
Revenue	$2,610,712	$7,445,731	$3,831,334	$3,299,024
Cost of revenue	126,542	795,939	183,522	770,937

Gross profit	2,484,170	6,649,792	3,647,812	2,528,087

Operating expenses:
Research and development	6,287,396	6,375,088	3,241,895	4,001,382
Marketing and sales	738,460	938,951	437,878	593,270
General and administrative	377,130	398,337	180,171	232,803

Total operating expenses	7,402,986	7,712,376	3,859,944	4,827,455

Loss from operations	(4,918,816)	(1,062,584)	(212,132)	(2,299,368)
Interest income	113,755	216,537	66,595	153,661
Interest expense	(85,687)	(327,061)	(170,136)	(120,964)

Net loss	$(4,890,748)	$(1,173,108)	$(315,673)	$(2,266,671)

See notes to financial statements.

AELUROS, INC.

Statements of redeemable convertible preferred stock and stockholders’ deficit for the years ended December 31, 2005 and 2006, and the six months ended June 30, 2007 (unaudited)

	Redeemable convertible preferred stock								Additional		Total
	Series A		Series B		Series C		Common stock		Paid-in	Accumulated	stockholder
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance at December 31, 2004	21,024,342	$10,302,374	36,900,369	$9,885,675			10,235,874	$1,023	$143,287	$(16,249,098)	$(16,104,788)
Repurchase of common stock							(64,375)	(6)	(3,213)		(3,219)
Issuance of common stock							542,916	54	27,092		27,146
Issuance of warrants in conjunction with note payable									38,650		38,650
Non-employee stock-based compensation									10,312		10,312
Net loss										(4,890,748)	(4,890,748)

Balance at December 31, 2005	21,024,342	$10,302,374	36,900,369	9,885,675			10,714,415	1,071	216,128	(21,139,846)	(20,922,647)
Issuance of Series C redeemable convertible preferred stock, net of issuance costs of $ 108,645					23,083,571	$7,901,354
Repurchase of common stock							(16,667)	(2)	(831)		(833)
Issuance of common stock							2,346,936	234	117,112		117,346
Non-employee stock-based compensation									9,229		9,229
Employee stock-based compensation									2,826		2,826
Net loss										(1,173,108)	(1,173,108)

Balance at December 31, 2006	21,024,342	10,302,374	36,900,369	9,885,675	23,083,571	7,901,354	13,044,684	1,303	344,464	(22,312,954)	(21,967,187)
Issuance of common stock (unaudited)							1,250,291	127	62,388		62,515
Non-employee stock-based compensation (unaudited)									4,985		4,985
Employee stock-based compensation (unaudited)									12,527		12,527
Net loss (unaudited)										(2,266,671)	(2,266,671)

Balance at June 30, 2007 (unaudited)	21,024,342	$10,302,374	36,900,369	$9,885,675	23,083,571	$7,901,354	14,294,975	$1,430	$424,364	$(24,579,625)	$(24,153,831)

See notes to financial statements.

AELUROS, INC.

Statements of cash flows

	Years ended December 31,		Six months ended June 30,
	2005	2006	2006	2007
			(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(4,890,748)	$(1,173,108)	$(315,673)	$(2,266,671)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	490,474	201,375	96,287	208,452
Warrants issued with note payable	38,650
Stock-based compensation	10,312	12,055	3,720	17,512
Changes in assets and liabilities:
Accounts receivable	109,635	(1,093,619)	(341,593)	(61,977)
Inventories	(176,416)	(183,157)	(91,307)	249,927
Prepaid expenses and other assets	(2,074)	(38,570)	98,669	2,855
Accounts payable	(274,641)	595,681	(29,934)	(370,519)
Accrued employee compensation and benefits	55,256	50,307	37,798	19,581
Deferred revenue	(750,000)	(800,000)	(500,000)	(195,000)
Other accrued expenses	(41,836)	31,238	(27,651)	(38,100)

Net cash used by operating activities	(5,431,388)	(2,397,798)	(1,069,684)	(2,433,940)

Cash flows from investing activities:
Purchases of property and equipment	(159,693)	(737,138)	(21,169)	(576,161)

Net cash used by investing activities	(159,693)	(737,138)	(21,169)	(576,161)

Cash flows from financing activities:
Proceeds from issuance of common stock	27,146	117,346	69,157	62,515
Proceeds from issuance of preferred stock, net		7,901,354
Repurchase of common stock	(3,219)	(833)
Repayments of capital lease obligations	(520,287)	(34,035)	(34,037)
Repayments of notes payable		(742,468)	(239,421)	(532,063)
Proceeds from notes payable	2,940,132

Net cash provided (used) by financing activities	2,443,772	7,241,364	(204,301)	(469,548)

Net increase (decrease) in cash and cash equivalents	(3,147,309)	4,106,428	(1,295,154)	(3,479,649)
Cash and cash equivalents at beginning of period	7,024,004	3,876,695	3,876,695	7,983,123

Cash and cash equivalents at end of period	$3,876,695	$7,983,123	$2,581,541	$4,503,474

Supplemental disclosure of cash flow information:
Cash paid for interest	$79,745	$325,765	$169,150	$117,061
Supplementary schedule of noncash investing and financing activities:
Warrant issued in conjunction with notes payable	$38,650

See notes to financial statements.

AELUROS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2006, AND JUNE 30, 2007 (unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

Aeluros, Inc. (the Company) was incorporated in the state of Delaware on March 30, 2001. The Company is a fabless semiconductor company developing integrated circuits for optical networking applications.

Unaudited interim financial information - The accompanying balance sheet as of June 30, 2007, the statements of operations and cash flows for the six months ended June 30, 2006 and 2007, and the statement of redeemable convertible preferred stock and stockholders’ deficit for the six months ended June 30, 2007, are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly our financial position as of June 30, 2007, and results of operations and cash flows for the six months ended June 30, 2006 and 2007. The financial data and other information disclosed in these notes to financial statements as of June 30, 2007, and for the six months ended June 30, 2006 and 2007, are unaudited. The results for the six months ended June 30, 2007 and not necessarily indicative of the results to be expected for the year ending December 31, 2007 or for any other interim period or for any future year.

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash equivalents - The Company considers all highly liquid debt instruments with a maturity of 90 days or less at the date of purchase to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company’s cash and cash equivalents consist of monies held in demand deposits and money market funds.

Fair value of financial instruments - The carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate fair value due to their short maturities. The carrying values of the Company’s borrowings approximate fair value given their short maturities and market rates of interest.

Concentration of credit risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable.

Cash and cash equivalents, which at times exceed federally insured limits, are deposited in money market accounts in high credit quality financial institutions. The Company performs ongoing credit evaluations of its customers and recognizes an allowance for doubtful accounts to ensure trade receivables are not overstated due to uncollectibility. The allowance for doubtful accounts is determined based on a variety of factors, including the length of time receivables are past due, macroeconomic conditions, significant one-time events and historical experience. Allowances are recorded for individual accounts when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy, deterioration in the customer’s operating results or change in financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2005 and 2006, and June 30, 2007, the Company determined that no allowance for doubtful accounts was necessary.

During 2005 and 2006 and for the six months ended June 30, 2007, four customers accounted for 88%, 66% and 39% of the Company’s revenues, respectively. As of December 31, 2005 and 2006, four customers accounted for 100% and three customers accounted for 60%, respectively, of the Company’s gross accounts receivable. As of June 30, 2007, four customers accounted for 67% of the Company’s gross accounts receivable.

Inventories - Inventories are stated at the lower of cost or market. Cost is determined using the average cost method. Market value is determined as the lower of replacement cost or net realizable value.

Property and equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line method based on the estimated useful life of the respective assets, generally three years. Leasehold improvements are amortized using the term of the related lease or the economic life of the improvements, if shorter.

Impairment of long-lived assets - The Company evaluates the recoverability of its long-lived assets in accordance with generally accepted accounting principles which requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. No impairment losses have been recognized through June 30, 2007.

Stock-based compensation - Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123R (revised 2004), Share-Based Payment, using the prospective transition method and therefore has not restated results for prior periods. Under this transition method, stock-based compensation expense for the year ended December 31, 2006 includes stock-based compensation expense, if any, for all share-based payment awards granted prior to January 1, 2006, using the accounting principles originally applied to those awards under the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretive guidance. Stock-based compensation expense for all share-based payment awards granted after January 1, 2006, and for previous awards modified, repurchased or cancelled after January 1, 2006, is based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years. Prior to the adoption of SFAS No. 123R, the Company recognized stock-based compensation expense in accordance with APB Opinion No. 25.

Research and development - Research and development costs are charged to operations as incurred.

Revenue recognition - Product revenues are generated primarily from sales of the Company’s microchips. The Company recognizes revenue at the point of shipment to its customers, under the contractual terms, provided that the price is fixed or determinable, title has transferred to the customer, no significant obligations remain and collection of the receivables is reasonably assured.

The Company recognizes nonrefundable license fees over the estimated term of the related research and development collaboration agreement based on performance requirements. The Company recognizes revenues from milestone payments upon successful completion of a specified performance milestone event. Any amounts received in advance of performance are recorded as deferred revenue until earned. Costs associated with collaboration agreements are included in research and development expense.

Advertising - The Company expenses the costs of advertising, including promotional expenses, as incurred. Advertising expenses for the years ended December 31, 2005 and 2006, and for the six months ended June 30, 2006 and 2007 were not significant.

Shipping and handling costs - The Company bills customers for shipping and handling and includes such amounts as part of revenue. Costs incurred for shipping and handling are recorded in cost of goods sold.

Income taxes - Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of the Company’s assets and liabilities. Valuation allowances are established to reduce the carrying value of deferred tax assets when, based upon available objective evidence, it is more likely than not that the benefit of such asset will not be realized.

Recently issued accounting pronouncements - In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the effect that the adoption of SFAS No. 157 will have on its consolidated results of operations and financial condition and is not yet in a position to determine such effects.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. Earlier application is permitted as long as the enterprise has not yet issued financial statements, including interim financial statements, in the period of adoption. The provisions of FIN 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN 48. The cumulative effect of applying the provisions of FIN 48 should be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year. The adoption of FIN 48 on January 1, 2007 did not have a material effect on the financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31,		June 30,
	2005	2006	2007
			(unaudited)
Computer equipment	$1,368,737	$2,097,005	$2,667,742
Computer software	502,374	502,374	504,325
Furniture and fixtures	54,605	60,946	60,946
Office equipment	8,708	10,089	13,562
Leasehold improvements	6,100	6,100	6,100

	1,940,524	2,676,514	3,252,675
Less: accumulated depreciation	(1,628,538)	(1,828,765)	(2,037,217)

	$311,986	$847,749	$1,215,458

Depreciation expense for the years ended December 31, 2005 and 2006, and for the six months ended June 30, 2007, was approximately $490,000, $200,000 and $208,000, respectively.

NOTE 3 - NOTES PAYABLE

In September and November 2005, the Company entered into two $1,500,000 loan and security agreements, which expire in July 1, 2008 and October 1, 2008, respectively, with Venture Lending and Leasing III, Inc. (Venture Lending). Borrowings under the agreement are secured by all assets that are financed under the agreement and bear interest at 11% and 11.25%, respectively, per annum. However, the designated rate for a loan cannot be less than 6.5% and 6.75%, respectively. At December 31, 2005 and 2006, and June 30, 2007, the Company had approximately $2,940,000, $2,198,000 and $1,666,000 outstanding against these two agreements, respectively.

In connection with the loan and security agreements entered in September and November 2005, the Company issued to Venture Lending a warrant to purchase 1,107,010 shares of the Company’s Series B redeemable convertible preferred stock (Series B) at an exercise price of $0.05 per share. The warrants are exercisable from the date of issuance and expire in August 2008 and October 2008. At December 31, 2005 and 2006, and June 30, 2007, none of the warrants have been exercised. The Company estimated the allocated fair value of the warrants, using the Black-Scholes pricing model, to be approximately $38,650 using the following assumptions: weighted average risk-free interest rate of 4%, volatility of 100%, dividend yield of zero and an expected life of three years. The fair values of the warrants were recorded in interest expense in 2005.

Note 4 – REDEEMABLE CONVERTIBLE PREFERRED STOCK and STOCKHOLDERS’ DEFICIT

The Company’s Restated Articles of Incorporation (the Articles), as amended on August 28, 2006, authorizes the Company to issue 21,274,342 shares of Series A redeemable convertible preferred stock (Series A), 49,077,490 shares of Series B and 25,345,897 shares of Series C redeemable convertible preferred stock (Series C). All classes of the Company’s preferred stock have a par value of $0.0001 per share.

At December 31, 2006, redeemable preferred stock consisted of the following:

	Shares authorized	Shares issued and outstanding	Liquidation amount	Proceeds, net of issuance costs
Series A	21,274,342	21,024,342	$10,365,000	$10,302,374
Series B	49,077,490	36,900,369	10,000,000	9,885,675
Series C	25,345,897	23,083,571	8,010,000	7,901,354

	95,697,729	81,008,282	$28,375,000	$28,089,403

Under the Articles, the rights, preferences, privileges and restrictions of the preferred shareholders are as follows:

Voting - Except as otherwise required by law, each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted at the record date.

Dividends - The holders of Series A, Series B and Series C are entitled to receive, when and if declared by the Board of Directors, non-cumulative dividends at a rate of $0.039, $0.021 and $0.027 per share, respectively, per annum, adjustable for certain events, such as stock splits and combinations and if declared by the Board of Directors. The holders of redeemable convertible preferred stock are entitled to receive dividends prior to the holders of common stock. In the event dividends are paid on any shares of common stock, the Company shall pay an additional dividend on all outstanding shares of redeemable convertible preferred stock in a per share amount equal (on an as if converted to common stock basis) to the amount paid or set aside for each share of common stock. No dividends on redeemable convertible preferred stock have been declared by the Board of Directors from inception through December 31, 2006.

Liquidation - In the event of any liquidation, dissolution or winding up of the Company, including a merger, acquisition or sale of assets, the holders of Series C shall be entitled to receive in preference and prior to the holders of Series A, Series B and common stock, an amount equal to $0.347 per share plus declared but unpaid dividends on such shares. Following the distribution to Series C, holders of Series B shall be entitled to receive, prior and in preference to the holders Series A and common stock, an amount equal to $0.2710 per share plus declared but unpaid dividends on such shares. Following the distributions to Series B and Series C, holders of Series A shall be entitled to receive, prior and in preference to the holders of common stock, an amount equal to $0.493 per share plus declared but unpaid dividends on such shares.

After payment has been made to the holders of Series C of their full preference amounts, any remaining assets or surplus funds of the Company will be shared by and distributed ratably to the holders of common stock, Series A, Series B and Series C on an as-if-converted to common stock basis.

Conversion rights - Each share of Series A, Series B and Series C is convertible, at the option of the holder, into that number of fully paid and non-assessable shares of common stock as is determined by dividing the original issue price by the conversion price, as adjusted from time to time pursuant to the Articles. The conversion price for Series A, Series B and Series C as of June 30, 2007 was $0.493, $0.271 and $0.347, respectively, per share.

Each share of preferred stock automatically converts into the number of shares of common stock into which such shares are convertible at the then effective conversion ratio upon: (1) the closing price of a public offering of common stock at a per share price of not less than $2.00 per share with gross proceeds of at least $20,000,000 or (2) the written consent of 60% of the outstanding shares of preferred stock then outstanding.

NOTE 5 - COMMON STOCK

The Articles authorize the Company to issue 143,332,436 shares of common stock, which has a par value of $0.0001 per share. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the priority rights of holders of all classes of preferred stock outstanding.

In December 2006, the Company repurchased 16,667 shares of common stock from a stockholder for the aggregate amount of $833.

NOTE 6 - STOCK-BASED COMPENSATION

At December 31, 2006, the Company had the stock-based employee compensation plans described below. Prior to January 1, 2006, the Company accounted for these plans under the recognition and measurement provisions of APB Opinion No. 25. Accordingly, the Company generally recognized compensation expense only when it granted options with a discounted exercise price. Any resulting compensation expense was recognized ratably over the associated service period, which was generally the option vesting term. Also, prior to January 1, 2006, the Company provided pro forma disclosure amounts in accordance with SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, as if the fair value method defined by SFAS No. 123, Accounting for Stock-Based Compensation, had been applied to its stock-based compensation.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R, using the prospective transition method and therefore has not restated prior periods’ results. The Company recognizes these compensation costs, net of an estimated forfeiture rate, and recognizes the compensation costs for only those shares expected to vest on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years. The Company estimated the forfeiture rate of 15% for the six months ended June 30, 2007 (unaudited) based on its historical experience for annual grant years where the majority of the vesting terms have been satisfied.

During 2006 and for the six months ended June 30, 2007, the Company recorded employee stock-based compensation expense of $2,826 and $12,527 (unaudited), respectively. There was no income tax benefit recognized in the statement of operations for the Company’s stock-based employee compensation plan during 2006 or for the six months ended June 30, 2007.

In September 2001, the Company’s Board of Directors approved the adoption of a stock option plan (the Option Plan). As amended, the Option Plan permits the Company to grant up to 21,752,500 shares of the Company’s common stock.

The Option Plan provides for the grant of incentive and non-statutory stock options to employees, non-employee directors and consultants of the Company. Options granted under the Option Plan generally become exercisable ratably over a four-year period following the date of grant and expire ten years from the date of grant. All options issued by the Company’s Board of Directors, are exercisable immediately at the date of grant but are subject to a repurchase right, under which the Company may buy back any unvested shares at their original exercise price in the event of an employee’s termination prior to full vesting. At June 30, 2007, there were no shares subject to the Company’s repurchase right. The exercise price of incentive stock options granted under the Option Plan must be at least equal to 100% of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors. The exercise price of non-statutory options granted under the Option Plan must be at least equal to 85% of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors.

Options to non-employees - As of June 30, 2007, the Company had granted options to purchase 1,062,250 (unaudited) shares of common stock to non-employee consultants. These options were granted in connection with consulting services to be rendered and generally vest over a period of up to four years. As of June 30, 2007, 958,018 (unaudited) of these options were vested and 104,232 (unaudited) of these options were unvested. The options are subject to remeasurement on each vesting date, and compensation expense is recorded based on the fair value of the awards using the Black-Scholes option-pricing model. The value of these options granted to consultants resulted in stock-based compensation expense for the years ended December 31, 2005 and 2006 and for the six months ended June 30, 2007 of $10,312, $9,229 and $4,985 (unaudited), respectively.

Stock option activity for the year ended December 31, 2006 and for the six months ended June 30, 2007 (unaudited) is as follows:

	Shares	Weighted average exercise price per share	Weighted average remaining contractual life (in years)
Outstanding at December 31, 2005	15,275,191	$0.05
Options granted	3,512,000	$0.05
Options exercised	(2,346,936)	$0.05
Options cancelled/forfeited/expired	(1,320,833)	$0.05

Outstanding at December 31, 2006	15,119,422	$0.05	7.54
Options granted (unaudited)	474,000	$0.05
Options exercised (unaudited)	(1,250,291)	$0.05
Options cancelled/forfeited/expired (unaudited)	(699,043)	$0.05

Outstanding at June 30, 2007 (unaudited)	13,644,088	$0.05	7.97

Vested and expected to vest at June 30, 2007 (1) (unaudited)	12,542,668	$0.05	7.45
Exercisable at June 30, 2007 (unaudited)	6,301,287	$0.05	6.32

(1)	The expected to vest options are the result of applying the pre-vesting forfeiture rate assumptions to total outstanding options.

The total pretax intrinsic value of options exercised during the six months ended June 30, 2007 was zero. The intrinsic value is the difference between the estimated fair value of the Company’s common stock at the date of exercise and the exercise price for in-the-money options. The weighted average grant date fair value of options granted during the six months ended June 30, 2007 was $0.03 (unaudited).

As of June 30, 2007, there was approximately $88,000 (unaudited) of unamortized stock-based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 3.4 years (unaudited).

The calculated fair value of option grants was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	Stock options Year ended December 31, 2006	Stock options Six months ended June 30, 2007
		(unaudited)
Expected dividend yield (1)	0%	0%
Risk-free interest rate (2)	4.75%	4.75%
Expected volatility (3)	64%	64%
Expected life (in years) (4)	6.25	6.25

(1)	The Company has no history or expectation of paying cash dividends on its common stock.

(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

(3)	It is not practicable for the Company to estimate the expected volatility of its share price and it has been unable to identify any similar entities that are public, therefore the Company has used the calculated value method to determine the volatility summarized above. To determine the volatility used above, the Company used four public companies specializing in fabless semiconductor to use as an index. For this index, the Company used the historical daily closing total return values for the 6.25 years (expected life of the options) immediately prior to each grant date and calculated the annualized historical volatility of those values.

(4)	The expected life represents the period of time that options granted are expected to be outstanding.

NOTE 7 - INCOME TAXES

The components of the net deferred tax assets are approximately as follows as of December 31:

	2006	2005
Net operating loss carryforwards	$7,847,564	$6,139,559
Accruals and reserves	881,150	1,088,758
Property and equipment	518,850
Research and development tax credits	1,856,533	1,095,035

Total deferred taxes	11,104,097	8,323,352
Less: valuation allowance	(11,104,097)	(8,323,352)

Total net deferred tax assets	$—	$—

Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance increased by $2,780,745 from 2005 to 2006. As of December 31, 2006, the Company had net operating loss carryforwards for federal and state tax purposes of approximately $19,754,000 and $19,388,000, respectively. The net operating loss carryforwards will expire at various dates beginning in the year 2025 if they are not utilized. The Company also has available federal and state research and development tax credit carryforwards of approximately $889,000 and $967,000, respectively. The federal tax credits will begin to expire in 2021. The state tax credits have no expiration date.

Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.

NOTE 8 - BENEFIT PLANS

401(k) plan - The Company approved and adopted a 401(k) plan on January 1, 2002 for its employees. Each participant in this plan may elect to contribute up to $14,000 and $15,000 for the years ended December 31, 2005 and 2006, respectively, subject to statutory limitations. There is no employer matching contributions under this plan.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Operating leases - The Company leases its facility under non-cancelable operating leases expiring in December 2007. Rent expense for the years ended December 31, 2005 and 2006, and for the six months ended June 30, 2007 was approximately $149,000, $155,000 and $84,000 (unaudited), respectively. The aggregate future minimum lease payments of approximately $165,000 under the lease are due in 2007.

NOTE 10 - SUBSEQUENT EVENT (UNAUDITED)

On October 23, 2007, the Company signed a definitive agreement with NetLogic Microsystems, Inc. to be acquired. On October 24, 2007, NetLogic completed the acquisition of the Company.